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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY
                                DECEMBER 31, 2002




Werner Co., a Pennsylvania corporation
Werner Funding Corp. a Delaware corporation
WIP Technologies, Inc., a Delaware corporation